Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2004, except for Note 18 as to which the date is September 21, 2004, relating to the financial statements of Shopping.com Ltd. as of December 31, 2002 and for each of the two years in the period then ended, which appear in Shopping.com Ltd.’s Registration Statement on Form S-1 (No. 333-113846).

/s/    KESSELMAN & KESSELMAN

Kesselman & Kesselman

Tel Aviv, Israel

October 28, 2004